UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 2, 2003

AT&T WIRELESS SERVICES, INC. 401(k) SAVINGS PLAN

(Exact name of Registrant as Specified in its Charter)

Delaware	1-16567	91-1379052

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7277 – 164th Avenue NE, Building 1 Redmond, Washington		98052

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code	(425) 580-6000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 4. Changes in Registrant’s Certifying Accountant

(b)	Engagement of New Independent Accountants

(i)	Effective April 2, 2003, the AT&T Wireless Services 401(k) Savings Plan (“the Plan”) engaged the accounting firm of Mohler, Nixon and Williams as its new independent accountants to audit the Plan’s financial statements for the year ended December 31, 2002.

(ii)	The Plan has not consulted with Mohler, Nixon and Willams during the years ended December 31, 2002 or December 31, 2001, or during the interim period from January 1, 2003 through April 2, 2003, on any matter which was the subject of any disagreement or any reportable event as defined in Regulation S-K Item 304(a)(1)(iv) and Regulations S-K Item 304 (a)(1)(v), respectively, or on the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Plan’s financial statements, relating to which either a written report was provided to the Plan or oral advice was provided that Mohler, Nixon and Williams concluded was an important factor considered by the Plan in reaching a decision as to the accounting, auditing, or financial reporting issue.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 4, 2003	By:	/s/	Joseph McCabe, Jr.

Joseph McCabe, Jr.
Executive Vice President,
Chief Financial Officer